Exhibit 23

Consent of Independent Registered Public Accounting Firm

[MOSS ADAMS LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-178585) of Home Federal Bancorp, Inc. of our report dated June 27, 2012, relating to the financial statements of Home Federal 401(K) and Employee Stock Ownership Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2011.

/s/Moss Adams LLP

Spokane, Washington
June 27, 2012